SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2014 (July 18, 2014)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 W. Jefferson Blvd., Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Purchase Agreement

On July 18, 2014, Steel Dynamics, Inc., an Indiana Corporation (“Steel Dynamics”), Severstal Columbus, LLC, a Delaware limited liability Company and Severstal Columbus Holdings, LLC, a Delaware limited liability company (“Seller”) entered into a membership interest purchase agreement (the “Purchase Agreement”), providing for the purchase by Steel Dynamics of all the outstanding membership interests of Severstal Columbus, LLC.  OAO Severstal and its affiliate, OOO Mining Holding Company, both have guaranteed the obligations and performance of Seller under the Purchase Agreement.

Pursuant to the Purchase Agreement, at closing Steel Dynamics will acquire all of the outstanding membership interests in Severstal Columbus, LLC for a purchase price of $1.625 billion, on a cash-free, debt-free basis, subject to certain working capital adjustments.  The transaction is planned to close prior to December 31, 2014, subject to customary closing conditions and regulatory approvals.  The Purchase Agreement contains customary representations, warranties, covenants, indemnification provisions and termination provisions.

The foregoing summary of the principal financial terms of the Purchase Agreement does not purport to be a complete description of the terms of the transaction and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Commitment Letter

Steel Dynamics intends to fund the transaction under the Purchase Agreement with available cash and debt, with the debt comprised of a combination of borrowings under its currently existing and undrawn $1.1 billion revolving credit facility and in new indebtedness.  To the extent it is needed, if at all, Goldman Sachs Bank USA (“Goldman Sachs”) has issued a commitment letter, dated July 18, 2014 (the “Commitment Letter”), pursuant to which Goldman Sachs, subject to customary conditions, has committed to provide Steel Dynamics with financing for the transaction consisting of bridge loan facilities in the aggregate amount of $1.0 billion.

The foregoing summary of the Commitment Letter does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.                                        Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Commitment Letter set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 8.01.                                        Other Events.

On July 21, 2014, Steel Dynamics issued a press release announcing the execution of the Purchase Agreement.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statement

This Current Report on Form 8-K contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ production capacities, shipments, revenues, material costs, future profitability and earnings, and the operation of new or existing facilities. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuations in the cost of key raw materials (including steel scrap, iron units, and energy costs) and our ability to pass-on any cost increases; (5) the impact of domestic and foreign import price competition; (6) risks and uncertainties involving product and/or technology development; and (7) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement by and among Severstal Columbus Holdings, LLC, Severstal Columbus, LLC and Steel Dynamics, Inc., dated as of July 18, 2014

10.1	Commitment Letter between Goldman Sachs Bank USA and Steel Dynamics, Inc., dated as of July 18, 2014

99.1	Steel Dynamics, Inc. press release, dated July 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: July 22, 2014	By:	Theresa E. Wagler
	Title:	Executive Vice President and
Chief Financial Officer